Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2016 SECOND QUARTER FINANCIAL RESULTS

Reconciliation of non-GAAP financial measures, including FFO, Adjusted FFO, Property NOI, EBITDA and Adjusted EBITDA
are included in the accompanying financial tables.

•	Second Quarter 2016 AFFO Per Share of $0.15 on Annualized Basis, in line with management's guidance of $0.15-$0.16.

•	Leasing spread of 3.6% on renewals-the 14th consecutive quarter of positive rent spreads.

•	Subsequent to the quarter end, Wheeler raised $15.3 million in gross proceeds via the issuance of 721,761 shares of Series B Preferred Stock.

Virginia Beach, VA –August 3, 2016 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for its second quarter ended June 30, 2016 and the six month period ended June 30, 2016.

2016 Second Quarter Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased by 82.27% or $5.0 million.

•	Property Net Operating Income ("NOI") from continuing operations increased by 99.76% to approximately $8.0 million.

•	Adjusted Funds from Operations ("AFFO") of $0.04 per common share and common unit ("Operating Partnership Unit" or "OP Unit")

•	Average rental rate increase on renewals signed during the quarter was 3.57%.

•	Occupancy rate of 93.79% at June 30, 2016, compared to 95.57% at June 30, 2015.

•	During the quarter, the Company completed the acquisition of an additional 605,358 square feet of gross leasable area.

•
For the three month period, the Company declared monthly cash dividends of approximately $0.0175 per share. On an annualized basis, this amounted to a dividend of $0.21 per common share and OP Unit, or a 13.6% dividend yield based on the June 30, 2016 closing price of $1.54 per share.

2016 Year-to-Date Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased by 80.00% or $9.0 million for the six month period ended June 30, 2016.

•	NOI from continuing operations increased by 92.98% to approximately $14.0 million for the six month period ended June 30, 2016.

•	AFFO of $0.06 per common share and common unit OP Unit.

•
As of June 30, 2016, Wheeler’s property portfolio included 55 properties with a gross leasable area of 3,750,976 square feet and ten undeveloped properties totaling approximately 81 acres of land. As of June 30, 2015, the Company owned 34 properties with a gross leasable area of 2,404,334 square feet and owned seven undeveloped properties totaling approximately 66 acres of land.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “The second quarter of 2016 continued to demonstrate the strength of the company’s operations as we reported increases in same store revenues and NOI.  I am extremely pleased with our progress both here and in our recent capital efforts.  As we said on our last call, we believe that these positive trends will continue throughout the portfolio as we still have the opportunity to increase occupancy levels through new leases at our recently acquired shopping centers and renew at higher rents throughout the portfolio. The AC portfolio has proven to be accretive to our shareholders, and we are well underway in our leasing efforts to increase that portfolio’s occupancy from 92% to our historical rates of 94%-96%.“

“With regards to the offering of our Preferred Series B via an ATM ("at-the-market" offering), we have repeatedly stated that we would not issue equity at the current level but that we needed to have options to start the accretive de-levering process as a result of how we financed the acquisition of the AC portfolio. The ATM has proven to be successful in that there has been significant interest in the security and we have raised over $15 million at a materially lower cost of capital from our last Series C financing raise. Two large institutional REIT investors which purchased $15 million of the ATM, and we believe this tremendous sponsorship to our company. Overall, I feel very confident that we are continuing to maximize shareholder value and that we are making great strides across multiple fronts to execute on our objectives.”

2016 Second Quarter Financial Review

•
For the three months ended June 30, 2016, total revenue from continuing operations increased by approximately 82.27% to $11.1 million, compared with total revenue from continuing operations of $6.1 million for the same prior year period.

•
Net loss attributable to Wheeler common shareholders for the three months ended June 30, 2016 was $3.2 million, or $0.05 per basic and diluted share, compared to a net loss of $72.7 million, or $4.13 per basic and diluted share, during the same 2015 period. The decrease in net loss for the three months ended June 30, 2016 was primarily due to the reduction of preferred stock dividends, a one time $59.5 million deemed dividend related to beneficial conversion feature of preferred stock that occurred in the second quarter 2015, and the incremental NOI derived from the twenty-five retail property acquisitions occurring subsequent to June 30, 2015. These amounts were partially offset by additional depreciation, amortization and interest expense.

•
Wheeler reported FFO available to common shareholders and holders of OP Units for the three months ended June 30, 2016 of $1.3 million, or $0.02 per common share and OP Unit, compared to $(3.8) million, or $(0.18) per common share and OP Unit for the prior year period.

•
AFFO for the three months ended June 30, 2016 was $2.7 million, or $0.04 per common share and OP Unit, compared to $(1.5) million, or $(0.07) per common share and OP Unit for the same period of the prior year.

•	NOI from continuing operations increased by 99.76% to $8.0 million for the three months ended June 30, 2016, as compared to NOI from continuing operations of $4.0 million for the prior year period.

•	Adjusted EBITDA was $6.3 million for the three months ended June 30, 2016, as compared to $2.8 million of Adjusted EBITDA for the three months ended June 30, 2015.

2016 Year-to-Date Financial Review

•
For the six months ended June 30, 2016, total revenue from continuing operations increased by approximately 80.00% to $20.2 million, compared with total revenue from continuing operations of $11.2 million for the same prior year period.

•
Net loss attributable to Wheeler REIT common shareholders for the six months ended June 30, 2016 was $7.0 million, or $0.10 per basic and diluted share, compared to a net loss of $79.0 million, or $6.20 per basic and diluted share, during the same 2015 period. The decrease in net loss for the six months ended June 30, 2016 was primarily due to the reduction of preferred stock dividends, the one time $59.5 million deemed dividend related to beneficial conversion feature of preferred stock that occurred in the second quarter 2015, and the incremental NOI derived from the twenty-five retail property acquisitions occurring subsequent to June 30, 2015. These amounts were partially offset by additional depreciation, amortization and interest expense.

•
Wheeler reported FFO available to common shareholders and holders of OP Units for the six months ended June 30, 2016 of $2.2 million, or $0.03 per common share and OP Unit, compared to $(6.1) million, or $(0.37) per common share and OP Unit for the prior year period.

•	NOI from continuing operations increased by 92.98% to $14.0 million for the six months ended June 30, 2016, as compared to NOI from continuing operations of $7.3 million for the prior year period.

•	Adjusted EBITDA was $10.8 million for the six months ended June 30, 2016, as compared to $5.3 million of Adjusted EBITDA for the six months ended June 30, 2015.

Acquisition Activity

•
On April 12, 2016, the Company completed its acquisition of 14 retail shopping centers located in Georgia and South Carolina (collectively the “A-C Portfolio”) for an aggregate purchase price of $71 million, paid through a combination of cash, debt and the issuance of 888,889 common units in the Operating Partnership. Collectively, the A-C Portfolio total 605,358 square feet in leaseable space, and were 92% leased as of the acquisition date by 77 primarily retail tenants. Each property is anchored by either a Bi-Lo, Harris Teeter or Piggly Wiggly grocery store.

Leasing Review

•
For the three months ended June 30, 2016, the Company executed sixteen renewals totaling 76,761 square feet at a weighted-average increase of $0.36 per square foot, representing an increase of 3.57% over prior rates.

•
For the six months ended June 30, 2016, the Company executed twenty-six renewals totaling 108,817 square feet at a weighted-average increase of $0.53 per square foot, representing an increase of 4.78% over prior rates.

•	For the three months ended June 30, 2016, Wheeler signed nine new leases totaling approximately 25,732 square feet with a weighted-average rate of $21.76 per square foot.

•	For the six months ended June 30, 2016, Wheeler signed nineteen new leases totaling approximately 44,669 square feet with a weighted-average rate of $18.48 per square foot.

•
Approximately 8.15% of Wheeler’s gross leasable area is subject to leases that expire during the twelve months ending June 30, 2017. Based on recent market trends, the Company believes that tenants will renew these leases at amounts and terms comparable to existing lease agreements.

•
Same-store NOI year-over-over growth for the three months ended June 30, 2016, was 5.92% on a GAAP basis and 2.9% on a cash basis. The same-store pool comprises the 1.7 million square feet that the Company owned as of January 1, 2015. Same-store results were driven by a 54 basis point decline in occupancy to 95.2% at June 30, 2016 and the year-ago period, and 1.6% growth in rents per square foot.

•
Same-store NOI year-over-over growth for the six months ended June 30, 2016, was 3.39% on a GAAP basis and 2.5% on a cash basis. Same-store results were driven by a 25 basis point decline in occupancy at June 30, 2016 and the year-ago period, and 2.0% growth in rents per square foot.

Balance Sheet Summary

•	The Company’s cash and cash equivalents were $2.7 million at June 30, 2016, compared to $10.5 million at December 31, 2015.

•	Wheeler’s net investment properties as of June 30, 2016 (including assets held for sale) totaled at $295.0 million, as compared to $240.0 million as of December 31, 2015.

•
The Company’s total debt was $256.7 million (including debt associated with assets held for sale) at June 30, 2016, compared to $191.3 million at December 31, 2015. Wheeler’s weighted-average interest rate and term of its debt (including debt associated with assets held for sale) was 5.00% and 5.79 years, respectively, at June 30, 2016, compared to 4.71% and 7.60 years, respectively, at December 31, 2015.

Dividend Distribution

•	For the three months ended June 30, 2016, the Company declared approximately $3.8 million in dividend payments to the holders of our common stock and unitholders.

•	For the three months ended June 30, 2016, the Company declared approximately $0.4 million in dividends to the holders of our Series A and Series B stock.

•	For the six months ended June 30, 2016, the Company declared approximately $7.6 million in dividend payments to the holders of our common stock and unitholders.

•	For the six months ended June 30, 2016, the Company declared approximately $0.8 million in dividends to the holders of our Series A and Series B stock.

Subsequent Activity

•
On July 11, 2016, the Company executed a promissory note for $4.6 million to refinance the Chesapeake Square collateralized portion of the KeyBank Credit Agreement totaling $3.9 million. The new loan matures on August 1, 2026 with principal due at maturity and bears interest at 4.70%.

•
On July 29, 2016, the Company executed a promissory note for $4.5 million to refinance the Perimeter promissory note totaling $4.1 million. The new loan matures on August 6, 2026 with principal due at maturity and bears interest at 4.06%.

•
On August 2, 2016, the Company utilized cash raised from the 2016 Series B Preferred Stock Offering described below to pay down the Lumber River collateralized portion of the KeyBank Credit Agreement totaling $3.0 million.

•
On July 7, 2016 the Company filed shelf registration statement relating to the potential issuance of up to $50.0 million of our 9.00% Series B Convertible Stock, without par value per share (“Series B Stock”). On July 21, 2016, the Company entered into an Equity

Distribution Agreement with a third party agent to sell such securities. As of the date of this filing, the Company has issued 721,761 shares of Series B Stock in such offering for approximately $15.3 million and net proceeds of $14.8 million.

2016 Outlook and Guidance
Management will deliver guidance for the third quarter of 2016 on the earnings call.

Supplemental Information
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended June 30, 2016, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

Financial Information
A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

Forward-Looking Statement
This press release may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements.  The Company’s expected results may not be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the future generation of financial returns from the acquisition of ‘necessity based’ retail focused properties; (ii) the Company’s ability to complete future acquisitions of properties; (iii) the Company's expectation to maintain and/or increase its historical occupancy rates; (iv) the Company's ability to continue sales of the Series B Stock pursuant to the ATM; (v) the Company's ability to maintain and/or increase rent spreads; (vi) the Company's anticipated positive trajectory towards dividend coverage in the second half of 2016; (vii) annualized

AFFO Per Share guidance of $0.15-$0.16 for the Second Quarter 2016; (viii) the anticipated implementation of the Company’s acquisition strategy; and (ix) the anticipated ability to produce returns and growth for the Company and its shareholders are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CONTACT:	INVESTOR RELATIONS:
-OR-

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Wilkes Graham	Terry Downs

Chief Financial Officer	Associate

(757) 627-9088 / wilkes@whlr.us	(212) 836-9615 / tdowns@equityny.com

Robin Hanisch	Adam Prior

Corporate Secretary	Senior Vice-President

(757) 627-9088 / robin@whlr.us	(212) 836-9606 / aprior@equityny.com

Laura Nguyen
Director of Capital Markets
(757) 627-9088 / lnguyen@whlr.us

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(unaudited)
REVENUE:
Rental revenues	$8,455,169	$4,315,375	$15,197,362	$8,104,652
Asset management fees	205,357	121,184	460,248	333,482
Commissions	91,014	111,717	243,860	220,610
Tenant reimbursement and other income	2,333,834	1,533,615	4,322,566	2,576,899

Total Revenue	11,085,374	6,081,891	20,224,036	11,235,643

OPERATING EXPENSES:
Property operations	2,797,096	1,848,284	5,472,121	3,401,958
Non-REIT management and leasing services	265,947	231,777	643,355	601,552
Depreciation and amortization	5,431,672	3,839,249	10,311,759	6,840,227
Provision for credit losses	77,455	54,538	164,981	101,736
Corporate general & administrative	2,526,574	3,508,497	4,807,682	5,817,461

Total Operating Expenses	11,098,744	9,482,345	21,399,898	16,762,934

Operating Loss	(13,370)	(3,400,454)	(1,175,862)	(5,527,291)

Interest expense	(3,742,213)	(1,979,266)	(6,162,028)	(4,121,985)

Net Loss from Continuing Operations	(3,755,583)	(5,379,720)	(7,337,890)	(9,649,276)

Discontinued Operations
Income from discontinued operations	55,824	84,482	76,349	130,849
Gain on sales	688,019	—	688,019	—
Net Income from Discontinued Operations	743,843	84,482	764,368	130,849

Net Loss	(3,011,740)	(5,295,238)	(6,573,522)	(9,518,427)

Less: Net loss attributable to noncontrolling interests	(312,911)	(440,216)	(645,787)	(902,592)

Net Loss Attributable to Wheeler REIT	(2,698,829)	(4,855,022)	(5,927,735)	(8,615,835)

Preferred stock dividends	(511,299)	(8,334,102)	(1,022,599)	(10,836,325)
Deemed dividend related to beneficial conversion feature of preferred stock	—	(59,520,000)	—	(59,520,000)

Net Loss Attributable to Wheeler REIT Common Shareholders	$(3,210,128)	$(72,709,124)	$(6,950,334)	$(78,972,160)

Loss per share from continuing operations (basic and diluted):	$(0.06)	$(4.13)	$(0.11)	$(6.21)
Income per share from discontinued operations:	0.01	—	0.01	0.01
	$(0.05)	$(4.13)	$(0.10)	$(6.20)

Weighted-average number of shares:
Basic and Diluted	67,284,942	17,594,873	66,778,934	12,727,710

Dividends declared per common share	$0.05	$0.07	$0.11	$0.15

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet

	June 30, 2016	December 31, 2015
	(unaudited)
ASSETS:
Investment properties, net	$294,822,999	$238,764,631
Cash and cash equivalents	2,651,557	10,477,576
Restricted cash	9,020,723	7,592,984
Rents and other tenant receivables, net	3,097,931	3,452,700
Goodwill	5,485,823	5,485,823
Assets held for sale	365,880	1,692,473
Above market lease intangibles, net	8,303,799	6,517,529
Deferred costs and other assets, net	42,039,200	35,259,526

Total Assets	$365,787,912	$309,243,242

LIABILITIES:
Loans payable	$248,202,613	$184,629,082
Liabilities associated with assets held for sale	1,350,000	1,992,318
Below market lease intangible, net	9,307,292	7,721,335
Accounts payable, accrued expenses and other liabilities	9,161,674	7,533,769
Total Liabilities	268,021,579	201,876,504

Commitments and contingencies

EQUITY:
Series A preferred stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding, respectively)	452,971	452,971
Series B preferred stock (no par value, 3,000,000 shares authorized, 729,119 shares issued and outstanding, respectively)	17,262,198	17,085,147
Common stock ($0.01 par value, 150,000,000 and 75,000,000 shares authorized, 67,860,281 and 66,259,673 shares issued and outstanding, respectively)	678,602	662,596
Additional paid-in capital	222,341,497	220,370,984
Accumulated deficit	(154,277,513)	(140,306,846)
Total Shareholders' Equity	86,457,755	98,264,852

Noncontrolling interests	11,308,578	9,101,886

Total Equity	97,766,333	107,366,738

Total Liabilities and Equity	$365,787,912	$309,243,242

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited)

	Three Months Ended June 30,
	Same Stores		New Stores		Total		Period Over Period Changes
	2016	2015	2016	2015	2016	2015	$	%
Net income (loss)	$(2,366,359)	$(4,192,252)	$(645,381)	$(1,102,986)	$(3,011,740)	$(5,295,238)	$2,283,498	(43.12)%
Depreciation of real estate assets from continuing operations	1,851,677	2,489,096	3,579,995	1,350,153	5,431,672	3,839,249	1,592,423	41.48%
Depreciation of real estate assets from discontinued operations	—	207,448	—	28,052	—	235,500	(235,500)	(100.00)%
Depreciation of real estate assets	1,851,677	2,696,544	3,579,995	1,378,205	5,431,672	4,074,749	1,356,923	33.30%

Gain on sale of discontinued operations	(688,019)	—	—	—	(688,019)	—	(688,019)	—%
FFO	$(1,202,701)	$(1,495,708)	$2,934,614	$275,219	$1,731,913	$(1,220,489)	$2,952,402	(241.90)%

	Six Months Ended June 30,
	Same Stores		New Stores		Total		Period Over Period Changes
	2016	2015	2016	2015	2016	2015	$	%
Net income (loss)	$(4,981,754)	$(7,734,036)	$(1,591,768)	$(1,784,391)	$(6,573,522)	$(9,518,427)	$2,944,905	30.94%
Depreciation of real estate assets from continuing operations	3,823,579	5,051,281	6,488,180	1,788,946	10,311,759	6,840,227	3,471,532	50.75%
Depreciation of real estate assets from discontinued operations	—	414,903	—	56,103	—	471,006	(471,006)	(100.00)%
Depreciation of real estate assets	3,823,579	5,466,184	6,488,180	1,845,049	10,311,759	7,311,233	3,000,526	41.04%

Gain on sale of discontinued operations	(688,019)	—	—	—	(688,019)	—	(688,019)	—%
FFO	$(1,846,194)	$(2,267,852)	$4,896,412	$60,658	$3,050,218	$(2,207,194)	$5,257,412	238.19%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Reconciliation of Adjusted Funds From Operations (AFFO) (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015 (3)	2016	2015 (3)
Net (loss)	$(3,011,740)	$(5,295,238)	$(6,573,522)	$(9,518,427)
Depreciation of real estate assets from continuing operations	5,431,672	3,839,249	10,311,759	6,840,227
Depreciation of real estate assets from discontinued operations	—	235,500	—	471,006
Depreciation of real estate assets	5,431,672	4,074,749	10,311,759	7,311,233
Gain on sale of discontinued operations	(688,019)	—	(688,019)	—
FFO	1,731,913	(1,220,489)	3,050,218	(2,207,194)
Preferred stock dividends	(511,299)	(8,334,102)	(1,022,599)	(10,836,325)
Preferred stock accretion adjustments	88,526	5,768,361	177,051	6,979,563
FFO available to common shareholders and common unitholders	1,309,140	(3,786,230)	2,204,670	(6,063,956)
Acquisition costs	383,041	740,223	796,351	1,433,739
Capital related costs	187,699	553,132	249,868	621,650
Other non-recurring and non-cash expenses (1)	221,742	327,480	459,202	416,980
Share-based compensation	260,750	256,300	411,000	301,300
Straight-line rent	(134,964)	(34,824)	(142,070)	(93,435)
Loan cost amortization	645,906	259,050	835,448	745,248
Above (below) market lease amortization	650	213,746	72,262	409,475
Perimeter legal accrual	—	124,300	—	124,300
Recurring capital expenditures and tenant improvement reserves	(187,836)	(139,500)	(327,019)	(270,400)
AFFO	$2,686,128	$(1,486,323)	$4,559,712	$(2,375,099)

Weighted Average Common Shares	67,284,942	17,594,873	66,778,934	12,727,710
Weighted Average Common Units	5,644,460	3,695,990	5,173,854	3,618,712
Total Common Shares and Units	72,929,402	21,290,863	71,952,788	16,346,422
FFO per Common Share and Common Units	$0.02	$(0.18)	$0.03	$(0.37)
AFFO per Common Share and Common Units	$0.04	$(0.07)	$0.06	$(0.15)
Pro Forma AFFO per Common Share and Common Units (2)	$0.04

(1)    Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our June 2016 Quarterly Report on Form 10-Q.
(2)    Pro forma AFFO assumes the A-C Portfolio acquisition, as well as all financings, share issuances and cost containment initiatives, had occurred on April 1, 2016. Additionally, we excluded all non-recurring expenses detailed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our June 2016 Quarterly Report on Form 10-Q and any additional common stock and common units issued during the three months ended June 30, 2016 were outstanding for the entire period. The Pro forma AFFO is being presented solely for purposes of illustrating the potential impact of these transactions as if they occurred on April 1, 2016, based on information currently available to management, and is not necessarily indicative of what actual results would have been had the transactions referred to above occurred on April 1, 2016.
(3)    We adjusted the 2015 previously reported AFFO to be consistent with the 2016 AFFO presentation, primarily as it relates to the treatment of capital expenditures, non-cash costs, and other non-recurring expenses. Additionally, we did not provide Pro Forma AFFO per common share and common unit for 2015 as we consider it not meaningful to the 2016 presentation.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Property revenues	$10,789,003	$5,848,990	$19,519,928	$10,681,551
Property expenses	2,797,096	1,848,284	5,472,121	3,401,958

Property Net Operating Income	7,991,907	4,000,706	14,047,807	7,279,593

Asset Management and Commission Revenues	296,371	232,901	704,108	554,092

Non-REIT management and leasing services	265,947	231,777	643,355	601,552
Depreciation and amortization	5,431,672	3,839,249	10,311,759	6,840,227
Provision for credit losses	77,455	54,538	164,981	101,736
Corporate general & administrative	2,526,574	3,508,497	4,807,682	5,817,461

Total Other Operating Expenses	8,301,648	7,634,061	15,927,777	13,360,976

Interest expense	3,742,213	1,979,266	6,162,028	4,121,985

Net Loss from Continuing Operations	(3,755,583)	(5,379,720)	(7,337,890)	(9,649,276)
Discontinued Operations
Income from operations	55,824	84,482	76,349	130,849
Gain on sales	688,019	—	688,019	—
Net Income from Discontinued Operations	743,843	84,482	764,368	130,849
Net Loss	$(3,011,740)	$(5,295,238)	$(6,573,522)	$(9,518,427)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net Loss	$(3,011,740)	$(5,295,238)	$(6,573,522)	$(9,518,427)
Add back: Depreciation and amortization (1)	5,432,322	4,288,495	10,384,021	7,720,708
Interest Expense (2)	3,761,751	2,217,592	6,203,674	4,596,056
EBITDA	6,182,333	1,210,849	10,014,173	2,798,337
Adjustments for items affecting comparability:
Acquisition costs	383,041	740,223	796,351	1,433,739
Capital related costs	187,699	553,132	249,868	621,650
Other non-recurring expenses (3)	221,742	327,480	459,202	416,980
Gain on sales	(688,019)	—	(688,019)	—
	$6,286,796	$2,831,684	$10,831,575	$5,270,706
(1) Includes above (below) market lease amortization and amounts associated with assets held for sale.
(2) Includes loan cost amortization and amounts associated with assets held for sale.
(3) Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our June 2016 Quarterly Report on Form 10-Q.